Exhibit 1.97 - Updated Articles of Association of Beverage Packaging Holdings (Luxembourg) I S.A.

«Beverage Packaging Holdings (Luxembourg) I S.A.»
Societe Anonyme
L·5365 Munsbach
6C, rue Gabriel Lippmann
R.C.S. Luxembourg section B numero 128.592

Constituee sous la denomination «Rank Holdings I S.A.», suivant acte reyu par Maitre Martine SCHAEFFER, alors notaire de residence a Remich, en date du 4 mai 2007, publie au Memorial C, Recueil des Societes et Associations numero 1530 du 23 juillet 2007.

Les statuts ont ete modifies en dernier lieu suivant acte reyu par Maitre Henri HELLlNCKX, notaire de residence a Luxembourg, en date du 19 fevrier 2014, non encore publie au Memorial C, Recueil des Societes et Associations.

STATUTS COORDONNES

Au 19 fevrier 2014

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Article 1. - Form and Name
There exists a public limited liability company (societe anonyme)>> under the name of "Beverage Packaging Holdings (Luxembourg) I SA".

The Company may have one shareholder (the Sole Shareholder) or more shareholders. The Company will not be dissolved by the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Any reference to the shareholders in the articles of association of the Company (the Articles) shall be a reference to the Sole Shareholder of the Company if the Company has only one shareholder.

Article 2. - Registered office
The registered office of the Company is established in Municipality of Schuttrange, Grand Duchy of Luxembourg. It may be transferred within the boundaries of the municipality of Luxembourg by a resolution of the board of management of the Company (the Board of
Management).

Where the Board of Management determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a company incorporated in the Grand Duchy of Luxembourg.

Article 3. - Duration
The Company is formed for an unlimited duration.

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendments of the Articles, as prescribed in Article 10 below.

Article 4. - Corporate object
The corporate object of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreements and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or to any other company.

The Company may also give guarantees and grant security in favour of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.
The Company may further pledge, transfer, encumber or otherwise create security over some or all of its assets.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally employ any techniques and instruments relating to investments for the purpose of their

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efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The descriptions above are to be understood in their broadest sense and their enumeration is not limiting. The corporate objects shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing enumerated objects.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its corporate objects.

The Company may carry out any commercial, industrial, financial, personal, and real estate operations, which are directly or indirectly connected with its corporate purpose or which may favour its development.

Article 5. - Share capital
The subscribed share capital is set at four hundred twenty-five thousand five hundred fifty United States dollars (USD 425,550), represented by (i) forty-two thousand five hundred fifty-five (42,555) class A shares (collectively the Class A Shares and, individually, a Class A Share), (ii) forty-two thousand five hundred fifty-five (42,555) class B shares (collectively the Class B Shares and, individually, a Class B Share), (iii) forty-two thousand five hundred fifty-five (42,555) class C shares (collectively the Class C Shares and, individually, a Class C Share), (iv) forty-two thousand five hundred fifty-five (42,555) class D shares (collectively the Class D Shares and, individually, a Class D Share), (v) forty-two thousand five hundred fifty-five (42,555) class E shares (collectively the Class E Shares and, individually, a Class E Share), (vi) forty-two thousand five hundred fifty-five (42,555) class F shares (collectively the Class F Shares and, individually, a Class F Share), (vii) forty-two thousand five hundred fifty-five (42,555) class G shares (collectively the Class G Shares and, individually, a Class G Share), (viii) 1 forty-two thousand five hundred fifty-five (42,555) class H shares (collectively the Class H Shares and, individually, a Class H Share), (ix) forty-two thousand five hundred fifty-five (42,555) class I shares (collectively the Class I Shares and, individually, a Class I Share) and (x) forty-two thousand five hundred fifty-five (42,555) class J shares (collectively the Class J Shares and, individually, the Class J Share), having a par value of one United States Dollar (USD 1) per share each.

The subscribed share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as prescribed in Article 10 below. Any increase in the issued capital (a) shall be made proportionately to each class of shares then outstanding and (b) must result in each Shareholder holding a proportionate part of each class of shares then outstanding; (iii) any subdivision of a class of shares into new classes of shares must result in each Shareholder of the former undivided class of shares holding a proportionate part of each new subdivided class of shares; and (iv) any combination or aggregation of classes of shares into a new class of shares must result in each Shareholder of the former classes of shares holding a proportionate part of the new, combined class of shares.

The share capital of the Company may be reduced through the cancellation of shares including by the cancellation of one or more entire classes of shares through the repurchase and cancellation of all the shares in issue in such class(es) decided by the sole Shareholder, or as the case may be, by the General Meeting. In the case of repurchases and cancellations of classes of Shares such cancellations and repurchases of Shares shall be made in the reverse alphabetical order (starting with Class J Shares and ending with Class A Shares).

In the event of a reduction of share capital through the repurchase and the cancellation of a class of Shares (in the order provided for in the paragraph above), such class of shares gives right to the holders thereof pro rata to their holding in such class to the Available Amount (with the limitation however to the Total Cancellation Amount as determined in accordance with (ii) below) and the holders of Shares of the repurchased and cancelled class of shares shall receive from the Company

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an amount equal to the Cancellation Value Per Share for each Share of the relevant Class held by them and cancelled.

(i) The Cancellation Value Per Share shall be calculated by dividing the Total Cancellation
Amount by the number of shares in issue in the class of shares to be repurchased and cancelled.

(ii) The Total Cancellation Amount shall be an amount determined by the Board of Management and approved by the General Meeting on the basis of the relevant interim accounts. The Total Cancellation Amount for each of the Classes J, I, H, G, F, E, D, C, B and A shall be the Available Amount of the relevant class at the time of the cancellation of the relevant class unless otherwise resolved by the General Meeting in the manner provided for an amendment of the Articles provided however that the Total Cancellation Amount shall never be higher than such relevant Available Amount and the amount available for distribution to the shareholders in accordance with the Company Law as showed in the interim accounts.

(iii) Upon the repurchase and cancellation of the shares of the relevant class, the Cancellation
Value Per Share will become due and payable by the Company.

For the purpose of this article 5, Available Amount shall mean (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

The total amount of net profits of the Company (including carried forward profits) to the extent the shareholder would have been entitled to dividend distributions according to article 24 of the Articles, increased by (i) any reserves freely distributable and (ii) as the case may be by the amount of the share capital reduction and legal reserve reduction relating to the class of Shares to be cancelled but reduced by (i) any losses (included carried forward losses), (ii) any sums to be placed into reserve(s) pursuant to the requirements of Company Law or of the Articles and (iii) the amount of dividends paid/accrued in connection with the share classes that are not redeemed, each time as set out in the relevant interim accounts (without for the avoidance of doubt, any double counting) so that:

AA = (NP + P+ CR) - (L + LR + D)
Whereby:
AA= Available Amount
NP= net profits (including carried forward profits)
P= any reserves freely distributable
CR = the amount of the share capital reduction and legal reserve reduction relating to the class of Shares to be cancelled
L= losses (including carried forward losses)
LR = any sums to be placed into reserve(s) pursuant to the requirements of Law or of the
Articles
D = the amount of dividends paid/accrued in connection with the share classes that are not redeemed.

Article 6. - Shares
The shares of the Company shall be in registered form (actions nominatives).

A register of shares will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the amounts paid in on each such share, and the transfer of shares and the dates of such transfers. The ownership of the shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the chairman of the Board of Management or by any other two members of the Board of
Management.

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The Company will recognise only one holder per share. In case a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole owner in relation to the Company. The same rule shall apply in the case of conflict between an usufruct holder (usufruitier) and a bare owner (nu-proprietaire) or between a pledgor and a pledgee.

The Company may redeem its own shares within the limits set forth by law.

Article 7. - Transfer of shares
The transfer of shares may be effected by a written declaration of transfer entered in the register of the shareholder(s) of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney or in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.

Without prejudice to the right of the Company to repurchase a whole class of its own Shares followed by their immediate cancelation within the limits set forth by law, no Shareholder shall sell or otherwise transfer its shares of any class to any person without concurrently selling or otherwise transferring to such person the transferring Shareholder's proportionate interest in each other class of shares then held by the transferring Shareholder.

Article 8. - Powers of the General Meeting of the Company
As long as the Company has only one shareholder, the Sole Shareholder assumes all powers conferred to the General Meeting. In these Articles, decisions taken, or powers exercised, by the General Meeting shall be a reference to decisions taken, or powers exercised, by the Sole Shareholder as long as the Company has only one shareholder. The decisions taken by the Sole Shareholder are documented by way of minutes.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to all the operations of the Company.

Article 9. - Annual General Meeting of the shareholders - Other Meetings
The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of the meeting, on the second Thursday in June of each year at 8 am. If such day is not a business day for banks in Luxembourg, the annual General Meeting shall be held on the next following business day.

The annual General Meeting may be held abroad if, in the absolute and final judgment of the
Board of Management exceptional circumstances so require.

Other meetings of the shareholders of the Company may be held at such place and time as may be specified in the respective convening notices of the meeting.

Any shareholder may participate in a General Meeting by conference call, video conference or similar means of communications equipment whereby (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the shareholders can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting.

Article 10. - Notice, quorum, convening notices, powers of attorney and vote

The notice periods and quorum provided for by law shall govern the notice for, and the conduct of, the General Meetings, unless otherwise provided herein.
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The Board of Management as well as the statutory auditors or, if exceptional circumstances require so, any two members of the Board of Management acting jointly may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one month, if shareholders representing one-tenth of the capital require it in writing, with an indication of the agenda. One or more shareholders representing at least one tenth of the subscribed capital may require the entry of one or more items on the agenda of any General Meeting. This request must be addressed to the Company at least 5 (five) days before the relevant General Meeting.

Convening notices for every General Meeting shall contain the agenda and shall take the form of announcements published twice, with a minimum interval of eight days, and eight days before the meeting, in the Official Journal (Memorial) and in a Luxembourg newspaper.

Notices by mail shall be sent eight days before the meeting to registered shareholders.

Where all the shares are in registered form, the convening notices may be made by registered letters only.

Each share is entitled to one vote.

Except as otherwise required by law or by these Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting.

However, resolutions to alter the Articles of the Company may only be adopted in a General Meeting where at least one half of the share capital is represented and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which concern the objects or the form of the Company. If the first of these conditions is not satisfied, a second meeting may be convened, in the manner prescribed by the Articles, by means of notices published twice, at fifteen days interval at least and fifteen days before the meeting in the Official Journal (Memorial) and in two Luxembourg newspapers. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes expressed at the relevant General Meeting. Votes relating to shares for which the shareholder did not participate in the vote, abstain from voting, cast a blank (blanc) or spoilt (nul) vote are not taken into account to calculate the majority.

The nationality of the Company may be changed and the commitments of its shareholders may be increased only with the unanimous consent of the shareholders and bondholders.

A shareholder may act at any General Meeting by appointing another person who need not be a shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed.

If all the shareholders of the Company are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the meeting, the meeting may be held without prior notice.

Before commencing any deliberations, the shareholders shall elect a chairman. of the General Meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer form the General Meeting's bureau.

The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any shareholder who wishes to do so.

However, in case decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board of Management or by any two members of the Board of Management.

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Article 11. - Management
The Company shall be governed by the provisions of Section IV, paragraph 4, sub-paragraph 2 of the Luxembourg law of August 10, 1915 on Commercial Companies, as amended (the Company Law).

The Company shall be managed by a Board of Management composed of at least three members who need not be shareholders of the Company. The members of the Board of Management shall be elected for a term not exceeding six years and shall be eligible for reappointment.

Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (representant permanent) who will represent the Legal Entity as member of the Board of Management in accordance with article 60 bis 4 of the Company Law.

The members of the Board of Management shall be appointed by the Supervisory Board. The
Supervisory Board shall also determine the number of members of the Board of Management, their remuneration and the term of their office. A member of the Board of Management may be removed with or without cause and/or replaced, at any time, by resolution adopted by the Supervisory Board.

In the event of vacancy in the office of a member of the Board of Management because of death, retirement or otherwise, the remaining members of the Board of Management may elect, by a majority vote, a member of the Board of Management to fill such vacancy until the next meeting of the Supervisory Board. In the absence of any remaining members of the Board of Management, a meeting of the Supervisory Board shall promptly be convened and held to appoint new members of the Board of Management.

Article 12. - Meetings of the Board of Management
The Board of Management shall appoint a chairman (the Chairman) among its members and may choose a secretary, who need not be a member of the Board of Management, and who shall be responsible for keeping the minutes of the meetings of the Board of Management. The Chairman will preside at all meetings of the Board of Management. In his/her absence, the other members of the Board of Management will appoint another chairman pro tempore who will preside at the relevant meeting by simple majority vote of the members of the Board of Management present or represented at such meeting. Meetings of the Board of Management shall in principle be held at the registered office of the Company.

The Board of Management shall meet upon call by the Chairman or any two members of the
Board of Management at the place indicated in the notice of meeting.

Written notice of any meeting of the Board of Management shall be given to all the members of the Board of Management at least twenty-four (24) hours in advance of the date set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board of Management.

No such written notice is required if all the members of the Board of Management are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The written notice may be waived by the consent in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, of each member of the Board of Management. Separate written notice shall not be required for meetings that are held at times and places determined in a schedule previously adopted by resolution of the Board of Management.

Any member of the Board of Management may act at any meeting of the Board of Management by appointing in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, another member of the Board of Management as his or her proxy.

The Board of Management can validly debate and take decisions only if at least one half of its members is present or represented. A member of the Board of Management may represent more than

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one of his or her colleagues, under the condition however that at least two members of the Board of Management are present at the meeting or participate at such meeting by way of any means of communication that are permitted under the Articles and by the Company Law. Decisions are taken by the majority of the members present or represented. In case of a tied vote, the Chairman of the meeting shall have a casting vote.

Any member of the Board of Management may participate in a meeting of the Board of Management by conference call, video conference or similar means of communications equipment whereby (i) the members of the Board of Management attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the members of the Board of Management can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board of Management held by such means of communication will be deemed to be held in Luxembourg.

Notwithstanding the foregoing, a resolution of the Board of Management may also be passed in writing, in case of urgency or where other exceptional circumstances so require. Such resolution shall consist of one or several documents containing the resolutions and signed, manually or electronically by means of an electronic signature which is valid under Luxembourg law, by each member of the Board of Management. The date of such resolution shall be the date of the last signature.

Article 13. - Minutes of meetings of the Board of Management
The minutes of any meeting of the Board of Management shall be signed by all members of the
Board of Management present at such meeting and a copy sent to any member of the Board of
Management not present.

Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by any two members of the Board of Management.

Article 14. - Powers of the Board of Management
Subject to article 17 of the Articles, the Board of Management is vested with the broadest powers to perform or cause to be performed all acts of disposition and administration in the Company's interest. All powers not expressly reserved by the Company Law or by the Articles to the General Meeting and to the Supervisory Board fall within the competence of the Board of Management.

Article 15. - Delegation of powers
The Board of Management may appoint a person (delegue a la gestion journaliere), either a shareholder or not, or a member of the Board of Management or not, who shall have full authority to act on behalf of the Company in all matters concerned with the daily management and affairs of the Company.

The Board of Management may appoint a person, either a shareholder or not, either a member of the Board of Management or not, as permanent representative for any entity in which the Company is appointed as member of the Board of Management. This permanent representative will act with all discretion, but in the name and on behalf of the Company, and may bind the Company in its capacity as member of the Board of Management of any such entity.

The Board of Management is also authorised to appoint a person, either member of the Board of Management or not, for the purposes of performing specific functions at every level within the Company.

Article 16. - Binding signatures
The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board of Management. The Company shall further be bound by the jOint signatures of any persons or the sole signature of the person to whom specific Signatory power has been granted by the Board of Management, but only within the limits of such power. Within the boundaries of the daily management, the Company will be bound by the sole signature, as the case may be, of the person appointed to that effect in accordance with the first paragraph of Article 15 above.
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Article 17. - Supervisory Board
The Company shall be supervised by a supervisory board (the Supervisory Board) composed of at least three members who need not to be shareholders of the Company. The members of the Supervisory Board shall be elected for a term not exceeding six years and shall be eligible for reappointment.

Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (representant permanent) who will represent the Legal Entity as member of the Supervisory Board in accordance with article 60 bis-14 of the Company Law.

The members of the Supervisory Board shall be elected by the General Meeting. The General
Meeting shall also determine the number of members of the Supervisory Board, their remuneration and the term of their office. A member of the Supervisory Board may be removed with or without cause and/or replaced, at any time, by resolution adopted by the General Meeting.

In the event of vacancy in the office of a member of the Supervisory Board because of death,

retirement or otherwise, the remaining members of the Supervisory Board may elect, by a majority vote, a member of the Supervisory Board to fill such vacancy until the next General Meeting. In the absence of any remaining members of the Supervisory Board, a General Meeting shall promptly be convened by the auditor and held to appoint new members of the Supervisory Board.

The following decisions by the Board of Management shall require the prior authorisation of the
Supervisory Board (the Major Decisions):
Acquisitions or disposals by the Company or any of its subsidiaries (together, the Group)
the consideration for which exceeds EUR 2,000,000, whether by a single transaction or series of connected transactions;
Any investments in or the carrying on of business through an entity that is not a wholly owned subsidiary, in excess of EUR 2,000,000;
The change, replacement, or any material addition to any loan or loan facility entered into by any member of the Group, or the addition of any new loan or loan facility;
Subject to any arrangements in respect of forced exits or registration rights, the adoption and implementation of any strategy for achieving a flotation of any member of the Group and decisions as to the timing and pricing of such flotation;
Any proposal to the General Meeting regarding a merger, cOnsolidation, recapitalization, winding-up or liquidation or commencing of any insolvency proceedings of the Company or any other member of the Group;
Any proposal to the General Meeting regarding the declaration and payment of any dividend or other distribution by the Company;
The entry into by the Company or any other member of the Group of any transaction, arrangement with a member of the Board of Management of the Company or any other member of the Group or any person connected with such member of the Board of Management or with any shareholder;
The removal and appointment of the chairman and the removal and appointment of the chief executive officer of the Company or any other member of the Group;
Establishment or material variation of any employee share option scheme, any pension or life insurance scheme in relation to any member of the Group;
The making of loans and giving of guarantees or indemnities by any member of the Group to employees in excess of EUR 2,000,000;
The creation of any mortgage, charge, encumbrance or other security interest on any uncalled capital or on any asset of the Company other than in the ordinary course of business;
The making of capital expenditures by any member of the Group in excess of EUR
2,000,000 in any year not provided for specifically in the budget;
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Any proposal by the Board of Management made to the General Meeting concerning the removal, replacement and remuneration of the Company's auditors;
The approval of any significant change in accounting policies or practices, including any alteration of the Company's accounting reference date; and
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The payment to any member .of the Board of Management of the Company or any affiliated person of any bonus or commission other than pursuant to an employment contract.

Article 18. - Meetings of the Supervisory Board
The members of the Supervisory Board shall meet whenever a decision entering within its duties, in accordance with article 17 of the Articles is to be taken, upon call of a member of the Supervisory Board or of a Member of the Board of Management at the place indicated in the convening notice.

Written notice of any meeting of the Supervisory Board shall be given to the members of the
Supervisory Board at leas! 24 (twenty-four) hours in advance of the date set for such meeting, except in case of emergency, in which case !he nature of such circumstances shall be set forth in the convening no!ice of the meeting of the Supervisory Board.

No such convening notice is required if all the members of the Supervisory Board are present or represented at the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The notice may be waived by the consent in writing, whether in original, by telegram, telex, facsimile or e-mail, of each member of the Supervisory Board.

Any member of the Supervisory Board may act at any meeting of the Supervisory Board by appointing in writing another member of the Supervisory Board as his proxy.

Resolutions of the Supervisory Board are validly taken by the majority of the votes cast by the members of the Supervisory Board present or represented. Each member of the Supervisory Board may cast one vote.

Any member of the Supervisory Board may participate in any meeting of the Supervisory Board by telephone or video conference call or by any other similar means of communication allowing all the persons taking part in the meeting to hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

The resolutions of the Supervisory Board will be recorded in minutes signed by all the members of the Supervisory Board present or represented at the meeting.

Circular resolutions signed by all the members of the Supervisory Board shall be valid and binding in the same manner as if passed at a meeting duly convened and held. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by letter or facsimile.

Article 19. - Conflict of interests
No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that anyone or more of the members of the Management Board, members of the Supervisory Board or officers of the Company is interested in, or is a member of the Board of Management, associate, officer or employee of such other company or firm.

Any member of the Board of Management, member of the Supervisory Board or officer of the
Company who serves as member of the Board of Management, member of the Supervisory Board, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

In the event that any member of the Board of Management or member of the Supervisory Board of the Company may have any personal and opposite interest in any transaction of the Company, such member of the Board of Management or member of the Supervisory Board shall make known to the Board of Management or to the Supervisory Board such personal and opposite interest and shall not consider or vote upon any such transaction, and such transaction, and such member of the Board of Management's interest therein, shall be reported to the next following General Meeting.

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The preceding paragraph does not apply to resolutions of the Board of Management or of the Supervisory Board concerning transactions made in the ordinary course of business of the Company which are entered into on arm's length terms.

Article 20. - Indemnification
The Company may indemnify any member of the Board of Management or officer and his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Board of Management or officer of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matiers as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Article 21. - Statutory Auditor(s)
The operations of the Company shall be supervised by one or several statutory auditor(s)
(commissaire(s) aux comptes), or, where required by law, an independent external auditor (reviseur d'entreprises). The statutory auditor(s) shall be elected for a term not exceeding six years and shall be eligible for re-appointment.

The statutory auditor(s) will be appointed by the General Meeting which will determine their number, their remuneration and the term of their office. The statutory auditor(s) in office may be removed at any time by the general meeting of shareholders of the Company with or without cause.

Article 22 . Accounting year
The accounting year of the Company shall begin on 1 January and ends on 31 December of each year.

Article 23. - Annual accounts
Each year, at the end of the financial year, the Board of Management will draw up the annual accounts of the Company in the form required by the Company Law.

At the latest one month prior to the annual General Meeting, the Board of Management will submit the Company's balance sheet and profit and loss account together with its report and such other documents as may be required by law to the statutory auditor(s) of the Company who will thereupon draw up its report.

At the latest 15 (fifteen) days prior to the annual General Meeting, the balance sheet, the profit and loss account, the reports of the Board of Management and of the statutory auditor( s) and such other documents as may be required by law shall be deposited at the registered office of the Company where they will be available for inspection by the shareholders during regular business hours.

Article 24 . Allocation of profits
From the annual net profits of the Company, 5% (five per cent.) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to 10% (ten per cent.) of the capital of the Company as stated or as increased or reduced from time to time as provided in Article 5 above, but shall again be compulsory if the reserve falls below such one-tenth.

e General Meeting shall determine how the remainder of the annual net profits shall be disposed of and it may decide to pay dividends from time to time as in its discretion it believes best suits the corporate purpose and policy and within the limits of the Company Law. If any dividend is paid, it shall be paid in the following manner and order:
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First, the holders of Class A Shares shall be entitled to receive 0.50% of the nominal value
. of the Class A Shares,
The holders of Class B Shares shall be entitled to receive 0.45% of the nominal value of the Class B Shares,
The holders of Class C Shares shall be entitled to receive 0.40% of the nominal value of the Class C Shares,
The holders of Class D Shares shall be entitled to receive 0.35% of the nominal value of the Class D Shares,
The holders of Class E Shares shall be entitled to receive 0.30% of the nominal value of the Class E Shares,
The holders of Class F Shares shall be entitled to receive 0.25% of the nominal value of the Class F Shares,
The holders of Class G Shares shall be entitled to receive 0.20% of the nominal value of the Class G Shares,
The holders of Class H Shares shall be entitled to receive 0.15% of the nominal value of the Class H Shares,
The holders of Class I Shares shall be entitled to receive 0.10% of the nominal value of the
Class I Shares, and
Then, all the remaining distributable profit shall be allocated:

(I) provided that all the Shareholders hold at least one (1) share in the last outstanding class of shares, to the holders of the last outstanding class of shares in the reverse alphabetical order (i.e. from the Class J Shares to the Class A Shares);

(ii) in the event that not all the Shareholders hold at least one (1) share in the last outstanding class of shares in the reverse alphabetical order (i.e. from the Class J Shares to the Class A Shares), upon a declaration of a dividend, to the holders of all the shares without regard to the class they belong to.

The dividends may be paid in euro or any other currency selected by the Board of Management and they may be paid at such places and times as may be determined by the Board of Management.

The Board of Management may decide to pay interim dividends under the conditions and within the limits laid down in the Company Law and in these Articles.

Article 25. - Dissolution and liquidation
The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles, as prescribed in article 11 above. In the event of dissolution of the Company, the liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the Iiquidator( s).

Article 26. - Applicable law
All matters not expressly governed by these Articles shall be determined in accordance with the Company Law.

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